OMNI STOCKHOLDER ACKNOWLEDGMENT


          In consideration and as a condition of the Agreement and Plan of Reorganization (the "Agreement") between Piezo Instruments, Inc., a Utah corporation ("Piezo"), and Omni Medical of Nevada, Inc., a Nevada corporation ("Omni") (the "Agreement"), pursuant to which Omni and the Omni Stockholders shall exchange their respective securities in Omni for securities of Piezo thereunder (the "Exchange"), the undersigned Omni Stockholder acknowledges as follows, to-wit:

          1. That he/she/it is an "accredited investor," or a "sophisticated investor," as those terms are defined under Regulation D of the Securities and Exchange Commission;

          2. That he/she/it has received a copy of the Agreement and has had access to all material information regarding Piezo through the Edgar Archives of the Securities and Exchange Commission at www.sec.gov or by the delivery of copies of all Reports and/or Registration Statements filed by Piezo with the Securities and Exchange Commission during the past twelve months;

          3. That he/she/it has had access to all material information regarding Omni by virtue of he/she/it being a holder of outstanding securities of Omni.

          4. That he/she/it has had access to all material information regarding the Agreement and the Exchange;

          5. That he/she/it is receiving the securities that he/she/it will receive pursuant to the Agreement and in the Exchange for "investment purposes and not with a view toward the further distribution thereof," and that he/she/it acknowledges and understands that the securities of Piezo are "restricted securities" as that term is defined under Rule 144 of the Securities and Exchange Commission;

          6. That he/she/it consents to the Agreement and the Exchange and agrees to be a party to the Agreement and the Exchange by the execution and delivery of this Acknowledgment;

          7. That he/she/it owns the securities being exchanged free of any liens or encumbrances whatsoever; and

          8. That he/she/it has the right power and authority to deliver this Acknowledgment, without qualification.


                                   OMNI INDIVIDUAL STOCKHOLDER:

Dated: ______________________.     ____________________________________
                                   Print Name

                                   ____________________________________
                                   Signature

                                   OMNI CORPORATE STOCKHOLDER:

Dated: ______________________.
                                   By_________________________________
                                   Print Name

                                   ____________________________________
                                   Signature